ANNEX VI

                ASSIGNMENT OF PURCHASE AND SALE AGREEMENT


          THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (this
"Assignment") is made and entered into as of the ________ day of November, 1999 by and between BARKER PACIFIC GROUP, INC., a Delaware corporation ("Assignor") and CRANBERRY PROPERTIES MM CORP., a Delaware corporation ("Assignee").


                                 RECITALS


          Shopco Malls L.P., a Delaware limited partnership, as seller ("Seller"), and Assignor, as buyer, entered into that certain Agreement of Purchase and Sale dated September 11, 1999, as amended by the First Amendment to the Agreement of Purchase and Sale dated as of October 28, 1999 (as so amended, the "Purchase Agreement") in respect of the purchase and sale of that certain property known as Cranberry Mall (located in Carroll County, Maryland). All capitalized terms not otherwise defined in this Assignment shall have the meaning given them in the Purchase Agreement.

          Assignor desires to assign all of its right, title and interest in the Purchase Agreement to Assignee.

                                AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     A. Assignment of the Assigned Interest. Assignor hereby assigns, sells and transfers to Assignee, and Assignee hereby assumes, all of Assignor's rights (including, without limitation, all of Assignor's indemnification rights under Article XI of the Purchase Agreement, (provided that Assignor reserves from this Assignment sufficient rights to seek and obtain indemnification from Seller arising under the Purchase Agreement if required) and obligations (other than Assignor's indemnification obligations under Article XI of the Purchase Agreement arising out of matters or events that occurred prior to the date of hereof) under the Purchase Agreement (collectively, the "Assigned Interest"). If Assignee closes the purchase of the Asset, Assignee agrees to indemnify Assignor in regard to any claim made by Seller under the Purchase Agreement as to the post-assignment period, except as the same may arise on account of Assignor's conduct.

     B. Assignment of the Asset File. Assignor hereby assigns and transfers to Assignee all of Assignor's interest in and to any documents or instruments that were delivered by the Seller to Assignor in connection with the Purchase Agreement, including, without limitation, the Asset File.

     C. Payment of Initial Earnest Money. With Seller's permission, Assignor has not yet paid to Seller the Initial Earnest Money in the amount of $200,000, as required by Section II.2(b)(i) of the Purchase Agreement; however, concurrently with the execution and delivery of this Assignment and the consent thereto by Seller, Assignee is delivering the Initial Earnest Money to Escrow Agent. Assignor hereby acknowledges that it has no right, title or interest in the Initial Earnest Money.

     D. Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee as follows:

     1. Assignor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to execute and deliver the Purchase Agreement and this Assignment. The person executing and delivering this Assignment on behalf of Assignor has full corporate power and authority to execute and deliver this Assignment on behalf of Assignor. Except for Seller's consent, which it attached hereto, Assignor has obtained all necessary third party consents in connection with the execution and delivery of the Purchase Agreement and this Assignment.

     2. Attached hereto as Exhibit A is a true, complete and correct copy of the Purchase Agreement and there have been no further amendments, revisions or modifications (oral or written) to such documents.

     3. The Purchase Agreement is in full force and effect and neither party thereto is in default of its obligations thereunder. Without limiting the generality of the foregoing, to the best knowledge of Assignor, all of the representations and warranties of Seller in the Purchase Agreement are true and correct.

     4. Assignor holds one hundred (100%) percent of the legal and beneficial title to the Assigned Interest and has not pledged, encumbered, transferred or hypothecated (or entered into any agreement (oral or written) pursuant to which it has agreed to pledge, transfer, encumber or hypothecate) the Assigned Interest in any manner whatsoever.

     5. Except as set forth in Schedule 1 attached hereto, Assignor has not received any notice from Seller pursuant to Section
          III.3 of the Purchase Agreement with respect to, among other things, any (i) third party contracts after the execution date of the Purchase Agreement; (ii) Space Leases and/or Temporary Leases other than those disclosed in the Purchase Agreement; or (iii) litigation, arbitration proceeding or administrative hearing (including condemnation). Except as set forth in said
          Schedule 1, Assignor knows of no other changes in any Space Lease or Temporary Lease occurring since the Purchase Agreement was signed.

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

     E. Indemnification. If Seller exercises its rights pursuant to any indemnification provision in the Purchase Agreement (including, without limitation, those set forth in Article VII (Inspections) and
Section XIV.2 (Brokers)), responsibility therefor is allocated as follows:

     1. Inspections: Each party, i.e., Assignor or Assignee, shall be responsible for its conduct, and the conduct of its employees, agents and contractors incurred in respect to the inspections.

     2. Brokers. Each party, i.e., Assignor or Assignee, shall be responsible to Seller for any broker involved in the transaction to which Seller has not agreed to pay a transaction fee or commission.

     3. Other Indemnification. In respect to all other claims of indemnification by Seller under the Agreement, Assignor and Assignee shall each be liable for its own acts (and the acts of its employees, agents and contractors).

     Based upon the allocation of responsibility hereinabove described, to the extent that either Assignor or Assignee is responsible therefor, the responsible party agrees to indemnify the other party and the other party's affiliates, members, partners, and the partner, shareholders, officers, directors, employees, representatives and agents of each of the foregoing from any losses incurred by the indemnified party (i.e., Assignor or Assignee) for which the indemnified party is not responsible based on the allocation of responsibility described above. The foregoing obligations shall survive the Closing or the termination of the Assignment, as the case may be.

     F. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     G. Binding Effect. This Assignment shall be binding upon and insure to the benefit of the parties hereto and their respective personal representatives, administrators, successors and assigns.















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

          IN WITNESS WHEREOF, Assignee and Assignor have executed this Assignment as of the day and year first above written.

                               ASSIGNOR:

                               BARKER PACIFIC GROUP, INC.


                               By: ______________________________________


                               ASSIGNEE:

                               CRANBERRY PROPERTIES MM CORP.


                               By: ______________________________________



          Escrow Agent is hereby executing this Assignment solely for the purpose of acknowledging its receipt of the Initial Earnest Money.

                               ESCROW AGENT:

                               FIRST AMERICAN TITLE INSURANCE COMPANY

                               By: ______________________________________
                                    Name:
                                    Title:
























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

          IN WITNESS WHEREOF, Assignee and Assignor have executed this Assignment as of the day and year first above written.

                               ASSIGNOR:

                               BARKER PACIFIC GROUP, INC.


                               By: ______________________________________


                               ASSIGNEE:

                               CRANBERRY PROPERTIES MM CORP.


                               By: ______________________________________



          Escrow Agent is hereby executing this Assignment solely for the purpose of acknowledging its receipt of the Initial Earnest Money.

                               ESCROW AGENT:

                               FIRST AMERICAN TITLE INSURANCE COMPANY

                               By: ______________________________________
                                    Name:
                                    Title:
























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

                       SCHEDULE 1 TO ASSIGNMENT<F1>

                             SELLER'S CONSENT

The undersigned is executing this Consent on this ____ day of November, 1999 in connection with that certain Assignment of Purchase and Sale Agreement (the "Assignment") of even date herewith between Barker Pacific Group, Inc. ("Assignor"), as assignor, and Cranberry Properties MM Corp. ("Assignee"), as assignee, in respect of that certain Agreement of Purchase and Sale dated September 11, 1999 between the undersigned, as seller, and Assignor, as buyer, as amended by the First Amendment to the Agreement of Purchase and Sale dated as of October 28, 1999 (as so amended, the "Purchase Agreement") in respect of the purchase and sale of that certain property known as Cranberry Mall (located in Carroll County, Maryland). All capitalized terms not otherwise defined in this Consent shall have the meaning given them in the Purchase Agreement. Seller hereby confirms the following:

     1. Seller acknowledges that it has reviewed the memoranda regarding the Existing Title Report and any updated title reports, attached hereto as Exhibits 1 and 2, respectively, and further acknowledges that said memoranda were timely received. Seller agrees to work with Assignee to promptly resolve the title matters discussed in said memoranda. Notwithstanding the foregoing and notwithstanding anything to the contrary in Article VIII.2 of the Purchase Agreement, Seller hereby agrees that Assignee's rights to deliver notice of any additional objections to title set forth in the Existing Title Policy, Existing Survey, and any updated title report and survey shall be extended until the Due Diligence Expiration Date; and

     2. Except as set forth in Schedule 1 attached hereto, Seller has not sent any notice to Assignor pursuant to Section III.3 of the Purchase Agreement with respect to, among other things, any (i) third party contracts after the execution date of the Purchase Agreement; (ii) Space Leases and/or Temporary Leases other than those disclosed in the Purchase Agreement; or (iii) litigation, arbitration proceeding or administrative hearing (including condemnation). Seller further acknowledges and agrees that Assignee shall not be deemed to have approved any of the matters set forth on said Schedule 1 until five (5) business days after the date of the Assignment.

     3. Notwithstanding anything to the contrary in the Purchase Agreement, Seller acknowledges and agrees that the Due Diligence Expiration Date shall be November 29, 1999, 5:00 p.m. E.S.T. Notice with respect to the Due Diligence Expiration Date and any other notices under the Purchase Agreement may be sent by (i) personal delivery, (ii) prepaid, national overnight courier or (iii) facsimile, with a hard copy to follow by the manner of delivery set forth in the preceding clauses and shall be deemed given and received as set forth in the Purchase Agreement, except that any notice sent by facsimile shall be deemed delivered on the date sent,

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

          provided that confirmation of same is received by the sender. Seller further acknowledges that any notices sent to Buyer under the Purchase Agreement from and after the date of this Consent shall be sent to: (1) Cranberry Properties MM Corp., c/o Strategic Resources Corporation, 152 West 57th Street, 44th Floor, New York, New York 10019 (Facsimile Number: (212) 399-3128), Attention: Jonathan E. Klein and Jordan J. Metzger, with a copy to Battle Fowler LLP, 75 East 55th Street, New York, New York 10022 (Facsimile Number: (212) 856-7808),
          Attention: Robert J. Wertheimer, Esq. and (2) Barker Pacific Group, Inc., 100 First Street, Suite 2200, San Francisco, California 94105 (Facsimile No.: (415) 495-7098), Attn:
          Michael Barker, with a copy to Lowell & Robbin, 707 Broadway, Seventeenth Floor, San Diego, California 92101-5311 (Facsimile
          No.: (619) 233-0700), Attn: Robert P. Lowell.

                               SHOPCO MALLS L.P.

                               By:  Shopco Regional Malls, L.P.

                                    By:  Regional Malls, Inc.

                                         By: __________________________
                                                Name:
                                                Title:





























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

 [FN]
<F1>Copies of all letters, memoranda and other correspondence regarding the Space Leases, the Temporary Leases and any other matters that have been received by Assignor from and after September 11, 1999 pursuant to
Article III.3 of the Purchase Agreement.

















































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